Exhibit 3.13

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:50 PM 11/05/2003
FILED 03:43 PM 11/05/2003
SRV 030711321 – 3724104 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

Nevamar Holdco, LLC

Pursuant  to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Formation of Nevamar Holdco, LLC is being duly executed and filed by Dimitris P. Spiliakos, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time.

(1)                                  The name of the limited liability company formed hereby is Nevamar Holdco, LLC.

(2)                                  The address of the registered office of the limited liability company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

(3)                                  The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 5th day of November, 2003.

/s/ Dimitris P. Spiliakos
Dimitris P. Spiliakos
Authorized Person